CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Counsel and Independent Registered Public Accounting Firm” and to the use of our reports on Dreyfus Premier Enterprise Fund and Dreyfus Premier Financial Services Fund dated November 4, 2003 and Dreyfus Premier Health Care Fund dated June 8, 2004, which are incorporated by reference, in this Registration Statement on Form N-1A (Nos. 333-34474 and 811-09891) of Dreyfus Premier Opportunity Funds.

ERNST & YOUNG LLP

New York, New York
October 29, 2004